Exhibit 1.2

Lazard Ltd

Equity Security Units

Underwriting Agreement

                    , 2005

Goldman, Sachs & Co.,

    As representative of the several Underwriters

        named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Lazard Ltd, a company incorporated under the laws of Bermuda (the “Company”) proposes, subject to the terms and conditions stated herein, to enter into the Purchase Contracts (the “Purchase Contracts”) with you on behalf of the Underwriters named in Schedule I hereto (the “Underwriters”). The Purchase Contracts are evidenced by the Unit Certificates and are referred to in the Purchase Contract Agreement, to be dated as             , 2005 (the “Purchase Contract Agreement”), between the Company and The Bank of New York, as Purchase Contract Agent (the “Purchase Contract Agent”), underlying an aggregate of Equity Security Units with a stated amount of $25 (the “Firm Units”). In connection therewith, the Company and its affiliate, Lazard Group Finance LLC, a Delaware corporation (“Lazard Group Finance”), propose, subject to the terms and conditions stated herein, that Lazard Group Finance issue and sell to the Underwriters an aggregate of $             of         % senior notes (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of , 2005 (the “Base Notes Indenture”), between the Company, Lazard Group Finance and The Bank of New York, as Notes Trustee (the “Notes Trustee”), as supplemented by the First Supplemental Notes Indenture, to be dated as of , 2005 (the “First Supplemental Notes Indenture and, together with the Base Notes Indenture, the “Notes Indenture”) between the Company, Lazard Group Finance and the Notes Trustee.

In connection with the Purchase Contract Agreement, pursuant to the Notes Pledge Agreement, to be dated as of , 2005 (the “Notes Pledge Agreement”), among the Company, the Purchase Contract Agent and The Bank of New York, as collateral agent, custodial agent and securities intermediary (the “Notes Collateral Agent”), the Notes initially will be pledged by the Purchase Contract Agent on behalf of the holders of the Units to secure such holders’

obligations to the Company under the Purchase Contracts underlying such Units. The rights to purchase newly issued shares of Class A common stock, par value $0.01 per share, of the Company (the “Issuable Common Stock”) under a Purchase Contract, together with a 2.5% ownership interest in a Pledged Note or Pledged Treasury Consideration or a Pledged Treasury Security securing such Purchase Contract, subject to (a) the obligations owed to the Company under such Purchase Contract and (b) the pledge arrangements under the Note Pledge Agreement securing the foregoing obligations, collectively constitute an Equity Security Unit (a “Unit”). Unless the context otherwise requires, for purposes of this Agreement, the act of entering into a Purchase Contract underlying a Unit and purchasing an ownership interest in a Note underlying a Unit shall be referred to as a “purchase” of such Unit. In addition to the purchase of Firm Units subject to the terms and conditions herein, the Company and Lazard Group Finance propose to grant the Underwriters an option to purchase up to              additional Units (the “Optional Units”). The Firm Units and the Optional Units the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units”.

Pursuant to the Senior Notes Pledge Agreement, to be dated as of             , 2005 (the “Senior Notes Pledge Agreement”), among Lazard Group Finance, the Notes Trustee and The Bank of New York, as collateral agent, custodial agent and securities intermediary (the “Senior Notes Collateral Agent”), senior notes to be issued by Lazard Group pursuant to an Indenture, dated as of             , 2005 (the “Base Senior Notes Indenture”), between the Company, Lazard Group and The Bank of New York, as Senior Notes Trustee (the “Senior Notes Trustee”), as supplemented by the Second Supplemental Senior Notes Indenture, to be dated as of , 2005 (the “Second Supplemental Senior Notes Indenture and, together with the Base Senior Notes Indenture, the “Senior Notes Indenture”), between Lazard Group and the Senior Notes Trustee, initially will be pledged by Lazard Group Finance to secure its obligations to the holders of the Notes under the Notes Indenture.

For the avoidance of doubt, it shall be understood and agreed by the parties hereto that any and all references in this Agreement to “subsidiaries” of the Company shall be deemed to include Lazard LLC, a Delaware limited liability company (“Lazard Group”), Lazard Group Finance and each other significant subsidiary of the Company as such term is defined in Rule 1-02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission (the “Commission”).

Any reference in this Agreement, to the extent the context requires, to the “additional financing transactions”, “separation” or “recapitalization” shall have the meaning assigned to such term in the Prospectus (as defined below). Any reference to the business, assets, earnings, losses, properties, liabilities, contracts, agreements, obligations, instruments or subsidiaries of Lazard Group means the business, assets, earnings, losses, properties, liabilities, contracts, agreements, obligations, instruments or subsidiaries of the Company and Lazard Group that have been or will be retained by Lazard Group pursuant to the separation and after giving effect to the recapitalization.

1. Each of the Company, Lazard Group and Lazard Group Finance represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-123463) (the “Initial Registration Statement”) in respect of the Units, the Purchase Contracts and the Notes underlying the Units and the Issuable Common Stock (collectively, the “Securities”) has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and, in each case, the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or Lazard Group Finance by Goldman Sachs & Co. or any other Underwriter by or through Goldman, Sachs & Co. expressly for use therein;

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and, in each case, the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Goldman Sachs & Co. or any other Underwriter by or through Goldman, Sachs & Co. expressly for use therein;

(d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements of Lazard Group included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and other than as set forth in the Prospectus, including the additional financing transactions, there has not been (i) any material change in the capital stock of the Company or any of its subsidiaries, (ii) any change in the amount of long-term debt of the Company or any of its subsidiaries in excess of $[ ], or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ or members’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Advance Effect”), otherwise than as set forth or contemplated in the Prospectus, including the pro forma financial and capitalization information contained therein;

(e) The Company, and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(f) (i) The Company (a) has been duly incorporated and is existing as a corporation in good standing under the laws of Bermuda (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), with corporate power and authority to own its properties and conduct its business as described in the Prospectus, (b) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing as a foreign corporation would not reasonably be expected to result in a Material Adverse Effect, and (c) is not subject to any material liability or disability by reason of the failure to be so qualified in any such jurisdiction; (ii) Lazard Group (a) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, (b) has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing as a foreign corporation would not reasonably be expected to result in a Material Adverse Effect, and (c) is not subject to any material liability or disability by reason of the failure to be so qualified in any such jurisdiction; (iii) Lazard Group Finance (a) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, (b) has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing as a foreign corporation would not reasonably be expected to result in a Material Adverse Effect, and (c) is not subject to any material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (iv) each other subsidiary of the Company has been duly incorporated or organized and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect;

(g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the shares contained in the Prospectus; none of the outstanding shares of capital stock of the Company, after giving effect to the separation and recapitalization, will entitle the holders thereof to preemptive or other similar rights to acquire the shares; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims, except (i) such liens, encumbrances or claims as described in the Prospectus or (ii) such liens, encumbrances or claims that, individually or in the aggregate, do not materially affect the value of such shares of capital stock or otherwise would not reasonably be expected to result in a Material Adverse Effect;

(h) The Issuable Common Stock have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, the Purchase Contract Agreement and the Notes Pledge Agreement, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class A common stock, par value $0.01 per share of the Company (“Common Stock”) contained in the Prospectus or to any amended or supplemented description of the Common Stock contained in a then effective report or registration statement filed pursuant to the Exchange Act, and the issuance of Issuable Common Stock will not be subject to any preemptive or other similar right;

(i) The Unit Certificates, by which the Purchase Contracts are evidenced, have been duly authorized and, when duly executed, authenticated and delivered against payment therefor as provided herein and in the Purchase Contract Agreement, will constitute valid and legally binding obligations of the Company, and will be in the form contemplated by, and will be entitled to the benefits of, the Purchase Contract Agreement; the Purchase Contracts as evidenced by the Unit Certificates will conform in all material respects to the description thereof contained in the Prospectus; and the issuance of the Purchase Contracts evidenced by the Unit Certificates is not subject to preemptive or similar rights;

(j) The Indenture has been duly qualified under the Trust Indenture Act and will conform in all material respects to the description thereof contained in the Prospectus;

(k) The Notes have been duly authorized by Lazard Group Finance and, when the Notes are duly executed, authenticated, issued and delivered as provided herein and in the Notes Indenture, the Notes will constitute valid and legally binding obligations of Lazard Group Finance, and will be in the form contemplated by, and will be entitled to the benefits of, the Indenture; and the Notes will conform in all material respects to the description thereof contained in the Prospectus;

(l) The Notes Pledge Agreement creates, as collateral security for the performance when due by the holders from time to time of the Units of their respective obligations under the Purchase Contracts constituting part of such Units, a valid and perfected security interest (as defined in the Uniform Commercial Code, as adopted and in effect in the State of New York (the “New York UCC”)) in favor of the Notes Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in the securities and other assets and interests pledged to the Notes Collateral Agent pursuant to the Notes Pledge Agreement (the “Notes Pledged Securities”);

(m) The Senior Notes Pledge Agreement creates, as collateral security for the performance when due by Lazard Group Finance of its obligations under the Notes, a valid and perfected security interest (as defined in the New York UCC) in favor of the Senior Notes Collateral Agent for the benefit of the holders from time to time of the Notes, in the right, title and interest of Lazard Group Finance in the securities and other assets and interests pledged to the Senior Notes Collateral Agent pursuant to the Senior Notes Pledge Agreement (the “Senior Notes Pledged Securities”);

(n) The Units have been approved for listing on the New York Stock Exchange, subject to notice of issuance, and at each Time of Delivery, the Units issued at or prior to such Time of Delivery, upon notice of issuance, will be listed on the New York Stock Exchange;

(o) The Company has been designated as a non-resident company of Bermuda for the purposes of the Exchange Control Act 1972 and, as such, is free to acquire, hold and sell foreign currency (including the payment of dividends) without restriction;

(p) (i) The issuance and sale of the Units to be sold by the Company hereunder, (ii) the issuance by Lazard Group Finance of the Notes in accordance with the Indenture and the First Supplemental Indenture relating to the Notes and the sale by Lazard Group Finance of the Notes hereunder and (iii) the compliance by each of the Company, Lazard Group and Lazard Group Finance with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of (a) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) the provisions of the Memorandum of Association or Bye-laws of the Company, the Certificate of Formation or limited liability company agreement of Lazard Group or Certificate of Formation or limited liability company agreement of Lazard Group Finance or (c) any statute or any order, rule or regulation of, any court or governmental agency or body or any stock exchange authorities (a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”), except, in the case of clauses (a) and (c), for such violations that would not, individually or in the aggregate, materially affect the value of the Units, the ability of the Company, Lazard Group or Lazard Group Finance to

consummate the transactions contemplated hereby or reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration, or qualification of or with any such Governmental Agency is required for the issuance and sale of the Units or the consummation by each of the Company, Lazard Group and Lazard Group Finance of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Units, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under the Trust Indenture Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by or for the account of the Underwriters or to list the shares on the New York Stock Exchange and (D) such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, materially affect the value of the Units, the ability of the Company, Lazard Group or Lazard Group Finance to consummate the transactions contemplated hereby or reasonably be expected to have a Material Adverse Effect;

(q) Neither the Company nor any of its subsidiaries is in violation of any of its constituent documents, or, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(r) There is no income or other tax of Bermuda (imposed by withholding or otherwise) on any dividend or distribution to be made by the Company to the holders of the Units;

(s) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(t) The statements set forth in the Prospectus under the caption “Description of Equity Security Units”, insofar as they purport to constitute a summary of the terms of the Units, under the caption “Material U.S. Federal Income Tax and Bermuda Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete summaries of such provisions in all material respects;

(u) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s, Lazard Group’s and Lazard Group Finance’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(v) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Units, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) The Company, Lazard Group Finance and each of the other subsidiaries of the Company have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus, except to the extent that the failure to have or obtain such licenses, franchises, permits, authorizations, approvals and orders would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x) None of the Company, Lazard Group or Lazard Group Finance is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC;

(y) To its knowledge, neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located in any country targeted by any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering and any concurrent offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates in any material respect any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;

(z) To its knowledge, neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes;

(aa) Deloitte & Touche LLP, who have certified certain consolidated financial statements of Lazard Group, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(bb) The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; and

(cc) The Company’s internal controls over financial reporting are sufficient to enable the Company’s principal executive officer and principal financial officer to satisfy, in a timely manner, their respective certification obligations under Section 302 of the Sarbanes-Oxley Act of 2002.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Underwriters, severally and not jointly, agree to enter into the Purchase Contracts underlying the number of Firm Units as set forth opposite the name of such Underwriter in Schedule I hereto, (b) Lazard Group Finance agrees that it will issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Lazard Group Finance, at a purchase price of             % of the principal amount thereof, the principal amount of Notes underlying the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto, and (c) in the event and to the extent that the Underwriters shall exercise the election to enter into additional Purchase Contracts underlying Optional Units as provided below, (i) the Company and each of the Underwriters, severally and not jointly, agree to enter into that number of additional Purchase Contracts as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Purchase

Contracts) determined by multiplying the aggregate number of additional Purchase Contracts the Underwriters elect to purchase by a fraction, the numerator of which is the maximum number of Optional Units set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units set forth in total opposite the names of all such Underwriters in Schedule I hereto and (ii) Lazard Group Finance agrees that it will issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from Lazard Group Finance at the purchase price set forth in clause (a) of this Section 3, an aggregate amount of Notes underlying such additional Optional Units. The Units, Purchase Contracts and Notes shall have the terms and conditions set forth on Schedule III hereto in addition to the provisions described in the Prospectus.

The Company hereby grants to the Underwriters the right to enter into, at their election, Purchase Contracts underlying up to              Optional Units and Lazard Group Finance hereby grants the Underwriters the right to purchase from Lazard Group Finance at their election up to an aggregate of $              principal amount of Notes underlying such Optional Units, for the sole purpose of covering sales of Units in excess of the number of Firm Units; provided, however, that the Underwriters may exercise such elections only in integral multiples of 40 Optional Units. Any such election to enter into such additional Purchase Contracts and purchase such Notes may be exercised only by written notice from you to the Company and Lazard Group Finance, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of such additional Purchase Contracts to be entered into and principal amount of Notes to be purchased and the date on which the related Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Company and Lazard Group Finance otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4. The Company and Lazard Group Finance hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Units. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. As compensation for the services of the QIU hereunder, the Company and Lazard Group Finance agree to pay the QIU $10,000 at the First Time of Delivery (as defined below).

5. (a) The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ notice to the Company and Lazard Group Finance prior to a Time of Delivery (as defined below) (the “Notification Time”), shall be delivered by or on behalf of the Company and Lazard Group Finance to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and Lazard Group Finance to Goldman, Sachs & Co. at least forty-eight hours in advance. Delivery of the Units by the Company and Lazard Group Finance will be made to an account or accounts specified by Goldman, Sachs & Co., in such respective portions as Goldman, Sachs & Co. may designate, upon written notice given to the Company prior to the Notification Time. It is understood and agreed by the parties hereto that no delivery or transfer of Units to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless payment therefor has been made pursuant hereto and each of DTC, the Company and Lazard Group Finance shall have furnished or caused to be furnished to Goldman, Sachs & Co., on behalf of the Underwriters at such Time of Delivery certificates and other evidence reasonably satisfactory to Goldman, Sachs & Co. of the execution in favor of the Underwriters of the book-entry transfer of Units, to the custodian for DTC.

The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on                     , 2005 or such other time and date as Goldman, Sachs & Co., the Company and Lazard Group Finance may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Company and Lazard Group Finance may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019 (the “Closing Location”), and the Units will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. Each of the Company, Lazard Group and Lazard Group Finance agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by Goldman, Sachs & Co., as representative of the Underwriters, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by Goldman, Sachs & Co., as representative of the Underwriters, promptly after reasonable notice thereof; to advise Goldman, Sachs & Co., as representative of the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish Goldman, Sachs & Co., as representative of the Underwriters, copies thereof; to advise Goldman, Sachs & Co., as representative of the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as Goldman, Sachs & Co., as representative of the Underwriters, may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as Goldman, Sachs & Co., as representative of the Underwriters, may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith none of the Company, Lazard Group or Lazard Group Finance shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation for doing business in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to the Company’s and Lazard Group Finance’s securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Initial Lock-Up

Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or in connection with the additional financing transactions, any securities of the Company, or its subsidiaries that are substantially similar to the Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Units, or any such substantially similar securities (other than pursuant to employee stock option plans or other employee or director plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension. The Company will provide the Underwriters and each person or entity subject to a lock-up agreement with prior notice of any such announcement that gives rise to an extension of the lock-up period;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, stockholders’ or members’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with generally accepted accounting principles in the U.S. (“U.S. GAAP”)) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in each case as required by the rules and regulations of the Act, provided that the Company may satisfy the requirements of this subsection by filing such information and all other information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to the Company’s stockholders, and to deliver to you as soon as practicable after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company and Lazard Group Finance is listed;

(h) To use the net proceeds received from the sale of the Units pursuant to this Agreement and received in connection with the additional financing transactions in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i) Not to (and to cause the Company’s subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Units;

(j) To use its best efforts to list, subject to notice of issuance, the Units and the Issuable Common Stock related thereto on the New York Stock Exchange;

(k) If the Company and Lazard Group Finance elect to rely upon Rule 462(b), the Company and Lazard Group Finance shall file a Rule 462(b) Registration

Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company and Lazard Group Finance shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s, Lazard Group’s or Lazard Group Finance’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To reserve, free of preemptive rights, Issuable Common Stock to satisfy the obligation of the Company to issue Common Stock pursuant to the Purchase Contracts; and

(n) To enter into a remarketing agreement with a nationally recognized investment banking firm at least one month prior to , 2008, such remarketing agreement to contain provisions that are consistent in all material respects with the descriptions in the Prospectus of the rights and obligations of each of the Company, Lazard Group Finance, the Purchase Contract Agent and the remarketing agent under the remarking agreement.

7. The Company, Lazard Group and Lazard Group Finance covenant and agree with the several Underwriters that they will jointly and severally pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s, Lazard Group’s and Lazard Group Finance’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) all fees and expenses in connection with listing the Units on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) any fees charged by securities rating services for rating the Units; (vii) the cost of preparing the Securities and any certificates thereof and any agreements, documents and instruments incident thereto; (viii) the fees and expenses of the Purchase Contract Agent and Collateral Agent, and any agent of the Purchase Contract Agent and the Collateral Agent, and the fees and disbursements of any counsel for the Purchase Contract Agent, Collateral Agent or remarketing agent pursuant to and in connection with the Purchase Contract Agreement, Pledge Agreement or remarketing agreement; (ix) the fees and expenses of the Trustee under the Indenture, and any agent of the Trustee, and the fees and disbursements of any counsel for the Trustee pursuant to and in connection with the Indenture and the Notes; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes (other than any imposed by Bermuda or any political subdivision or taxing authority thereof or therein) on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of each of the Company, Lazard Group and Lazard Group Finance herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company, Lazard Group and Lazard Group Finance shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company and Lazard Group Finance have elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written statement, opinion or opinions, dated such Time of Delivery, with respect to the matters covered in the paragraph following paragraph (viii) of subsection (d) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Appleby Spurling Hunter, Bermuda counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii), (ix), (x) and (xi) of subsection (e) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Wachtell, Lipton, Rosen & Katz, counsel for the Company and its subsidiaries, shall have furnished to you their written opinion (in the form set forth in Annex II(b) hereto), dated such Time of Delivery, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by Lazard Group and Lazard Group Finance;

(ii) Under the laws of the State of New York relating to personal jurisdiction, each of the Company, Lazard Group and Lazard Group Finance has, pursuant to Section 16 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 16 hereof; and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over each of the Company, Lazard Group and Lazard Group Finance;

(iii) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely the Company or any of its subsidiaries would individually or in the aggregate, have a Material Adverse Effect;

(iv) (i) The issuance and sale of the Units being delivered at such Time of Delivery to be sold by the Company, (ii) the issuance and sale by Lazard Group Finance of the Notes comprising a part of the Units to be delivered at such Time of Delivery and (iii) the compliance by each of the Company, Lazard Group and Lazard Group Finance with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument filed as an exhibit to the Registration Statement nor will such action result in any violation of the provisions of the Certificate of Formation of Lazard Group, the Certificate of Formation of Lazard Group Finance or any statute under the laws of the State of New York or the federal securities laws of the United States of America or any order, rule or regulation known to such counsel of any United States Federal or New York Governmental Agency having jurisdiction over the Company, Lazard Group Finance or any other subsidiary of the Company or any of their properties;

(v) No Governmental Authorization of the United States or the State of New York is required for the issuance and sale of the Units or the consummation by each of the Company, Lazard Group and Lazard Group Finance of the transactions contemplated by this Agreement, except the registration under the Act of the Units, such consents, approvals, authorizations, registrations or qualifications that have been obtained or as may be required under the Trust Indenture Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vi) The Notes Indenture has been duly qualified under the Trust Indenture Act;

(vii) The Notes have been duly authorized, executed, authenticated, issued and delivered by Lazard Group Finance and constitute valid and legally binding obligations of Lazard Group Finance; the Notes are in the form contemplated by, and are entitled to the benefits of, the Notes Indenture;

(viii) Under the NY UCC in effect at such Time of Delivery, the Notes Pledge Agreement creates, as collateral security for the performance when due by the holders of the Units under the respective Purchase Contracts, a valid security interest (as that term is defined in the New York UCC) in favor of the Notes Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in all of the Notes Pledged Securities that constitute “securities” (as that term is defined in Section 8-102(a)(15) of the New York UCC); and in the case of such Notes Pledged Securities that are certificated (as defined in the New York UCC), such security interest shall be perfected upon delivery of such certificates (endorsed in blank) to the Notes Collateral Agent in New York and, assuming that neither the Collateral Agent nor the Company has notice on or prior to the date of such delivery of an adverse claim (as that term is defined in the New York UCC) with respect to such Notes Pledged Securities, the Notes Collateral Agent has acquired a security interest in the Notes Pledged Securities free of any adverse claim; in the case of Notes Pledged Securities that are credited by a securities intermediary (as defined in the New York UCC), whose jurisdiction (as determined under Section 8-110(e) of the New York UCC) is New York, to a securities account (as defined in the New York UCC) in the name of the Notes Collateral Agent, the Notes Collateral Agent shall have a perfected security interest in all security entitlements (as defined in the New York UCC) relating to such Notes Pledged Securities;

(ix) Under the NY UCC in effect at such Time of Delivery, the Senior Notes Pledge Agreement creates, as collateral security for the performance when due by Lazard Group Finance under the Notes, a valid security interest (as that term is defined in the New York UCC) in favor of the Senior Notes Collateral Agent for the benefit of the holders of the Notes, in the right, title and interest of Lazard Group Finance in all of the Senior Notes Pledged Securities that constitute “securities” (as that term is defined in Section 8-102(a)(15) of the New York UCC); and in the case of such Senior Notes Pledged Securities that are certificated (as defined in the New York UCC), such security interest shall be perfected upon delivery of such certificates (endorsed in blank) to the Senior Notes Collateral Agent in New York and, assuming that neither the Senior Notes Collateral Agent nor the Notes Trustee or such holders has notice on or prior to the date of such delivery of an adverse claim (as that term is defined in the New York UCC) with respect to such Senior Notes Pledged Securities, the Senior Notes Collateral Agent has acquired a security interest in the Senior Notes Pledged Securities free of any adverse claim; in the case of Senior Notes Pledged Securities that are credited by a securities intermediary (as defined in the New York UCC), whose jurisdiction (as determined under Section 8-110(e) of the New York UCC) is New York, to a securities account (as defined in the New York UCC) in the name of the Senior Notes Collateral Agent, the Senior Notes Collateral Agent shall have a perfected security interest in all security entitlements (as defined in the New York UCC) relating to such Senior Notes Pledged Securities;

(x) The statements set forth in the Prospectus under the caption “Material U.S. Federal Income Tax and Bermuda Tax Considerations”, insofar as they purport to constitute a summary of U.S. laws and the documents referred to therein, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete summaries of such provisions in all material respects;

(xi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company and Lazard Group Finance prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and, in each case, the rules and regulations thereunder; and

(xii) Counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

Although counsel has not verified, is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 8(d), no facts have come to such counsel’s attention that lead them to believe, and such counsel has no other reason to believe, that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering their opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, Lazard Group and Lazard Group Finance, as applicable, and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, Lazard Group or Lazard Group Finance, as applicable.

With respect to the matters to be covered in paragraphs (xi), (xii) and the paragraph following paragraph (xii) above, such counsel may state that their opinion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and discussions with representatives of the Company, Lazard Group and Lazard Group Finance and its auditors (including discussions in which the Underwriters and their counsel participated) in connection with such preparation of the Registration Statement and Prospectus and any amendments or supplements thereto but without independent check or verification, except as with respect to matters set forth in paragraph x above, except as specified.

In rendering their opinion, such counsel may state that they express no opinion other than as to the law of the State of New York and the federal securities laws of the United States.

(e) Conyers Dill & Pearman, Bermuda counsel for the Company and its subsidiaries shall have furnished to you their written opinion (in the form as set forth in Annex II(c) hereto), dated such Time of Delivery, to the effect that:

(i) The Company (i) has been duly incorporated and is existing as a corporation in good standing under the laws of Bermuda (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and (ii) has the necessary corporate power and authority to conduct its business as described in the Prospectus;

(ii) The statements contained in the Prospectus under the caption “Description of Capital Stock”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects;

All issued shares of capital stock of the Company (including, when issued and paid for, the Issuable Common Stock to be issued and delivered by the Company in accordance with the Underwriting Agreement and the Purchase Contracts), will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and will not be subject to any statutory pre-emptive or similar rights;

(iii) No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of this Agreement, including the issuance and sale of the Units, or the ownership or lease of the Company’s properties and conduct of its businesses as described in the Prospectus, except such as have been duly obtained or filed in accordance with Bermuda law;

(iv) The Company has taken all corporate action required to authorise its execution and filing of the Registration Statement and its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof;

(v) The Company has taken all corporate action required to authorise its execution, delivery and performance of the Purchase Contracts evidenced by the Unit Certificates and the Notes Pledge Agreement. When duly executed and delivered by or on behalf of the Company, the Notes Pledge Agreement will constitute the valid and binding obligations of the Company in accordance with the terms thereof and when duly authorized, executed, authenticated, issued and delivered by the Company, and assuming due execution by the Purchase Contract Agent as attorney-in-fact of the holders thereof and due authentication by the Purchase Contract Agent, the Unit Certificates, by which the Purchase Contracts are evidenced, will be valid and binding obligations of the Company in accordance with the terms thereof; the issuance of the Purchase Contracts evidenced by the Unit Certificates is not subject to preemptive or similar rights.

(vi) The execution and delivery of this Agreement and the performance by the Company of its obligations thereunder will not result in any violation of the provisions of the Memorandum of Association or Bye-laws of the Company or any applicable law, regulation, order or decree in Bermuda;

(vii) The statements contained in the Prospectus forming a part of the Registration Statement under the captions “Prospectus Summary—Material U.S. Federal Income Tax and Bermuda Tax Considerations,” “Material U.S. Federal Income Tax and Bermuda Tax Considerations—Taxation of Lazard and its Subsidiaries—Bermuda” and “Material U.S. Federal Income Tax and Bermuda Tax Considerations—Taxation of Stockholders—Bermuda”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects;

(viii) The Company has received an assurance from the Ministry of Finance in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or any of its operations or its shares, debentures or other obligations (subject to the proviso expressed in such assurance as described in the Prospectus);

(ix) The choice of the laws of the State of New York as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. To the extent Bermuda law is applicable, the submission in the Documents to the exclusive jurisdiction of the New York Court is valid and binding upon the Company;

The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda;

(x) The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property; and

(xi) The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act 1972 and, as such, is free to acquire, hold and sell foreign currency (including the payment of dividends) without restriction. There is no income or other tax of Bermuda imposed by withholding or otherwise on any dividend or distribution to be made by the Company to the holders of the Units.

(f) Scott D. Hoffman, Esq., General Counsel of the Company, shall have furnished to you his written opinion (in the form set forth in Annex II(d) hereto), dated such Time of Delivery, to the effect that:

(i) Each of the Company, Lazard Group, Lazard Group Finance and each other subsidiary of Lazard Ltd (as such term is defined in Rule 1-02(w) of Regulation S-X as promulgated by the SEC) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or in good standing as a foreign corporation would not reasonably be expected to result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(ii) Each subsidiary of Lazard Ltd (as such term is defined in Rule 1-02(w) of Regulation S-X as promulgated by the SEC) has been duly incorporated or organized and is validly existing as a corporate entity in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect; and all of the issued shares of capital stock or other equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and shares or interests in the Paris subsidiary that are owned by Lazard Group’s French managing directors and except as otherwise set forth or described in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as described in the Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe both you and they are justified in relying upon such opinions and certificates);

(iii) To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge and other than as set forth in the Prospectus, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(iv) The issuance and sale of the Units, the issuance and sale by Lazard Group Finance of the Notes, compliance by each of the Company, Lazard Group and Lazard Group Finance with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect nor will such action result in any violation of the provisions of the Certificate of Formation of Lazard Group or the Certificate of Formation of Lazard Group Finance;

(v) To the best of such counsel’s knowledge, the Company and each of its subsidiaries have all licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus; and the Company and each of its subsidiaries have all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus except for such licenses, franchises, permits, authorizations, approvals and orders the failure to obtain which will not have, individually or in the aggregate, a Material Adverse Effect;

(vi) To best of such counsel’s knowledge, none of the Company’s subsidiaries is in violation of its constituent documents and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vii) The statements set forth in the Prospectus under the caption “Certain Relationships and Related Transactions”, insofar as they purport to describe the provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects; and

(viii) Although such counsel has not verified, is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vii) of this Section 8(f), no facts have come to such counsel’s attention that lead him to believe and such counsel has no other reason to believe, that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company and Lazard Group Finance prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company and Lazard Group Finance prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering his opinion, such counsel may state that he expresses no opinion other than as to the law of the State of New York and the federal securities laws of the United States.

(g) Richards, Layton and Finger, P.A., Special Delaware counsel for the Company and Lazard Group, shall have furnished to you their written opinion (in the form set forth in Annex II(d) hereto), dated such Time of Delivery, to the effect that the execution and delivery of this Agreement by Lazard Group and the performance by Lazard Group of its obligations hereunder, do not violate (i) any Delaware law, rule or regulation generally applicable to Delaware limited liability companies and (ii) the limited liability company agreement of Lazard Group as in effect at the Time of Delivery;

(h) Wilmer Cutler Pickering Hale and Dorr LLP, Investment Company Act counsel for the Company and its subsidiaries, shall have furnished to you their written opinion (in the form set forth in Annex II(c) hereto), dated such Time of Delivery, to the effect that none of the Company, Lazard Group, Lazard Group Finance LLC, LLtd Corp I or LLtd Corp II, is or, after giving effect to the offering and sale of the Units, will be an “investment company”, as such term is defined in the Investment Company Act;

(i) On the date of the Prospectus of a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(j) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been (a) any material change in the capital stock of the Company or any of its subsidiaries, (b) any change in the amount of long-term debt of the Company or any of its subsidiaries in excess of $[ ], or (c) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ or members’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, including the pro forma financial and capitalization information included therein, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock (if any) by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock (if any);

(l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York or London declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom; (iv) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Units or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Bermuda or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(m) The Units to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(n) The Company and Lazard Group Finance shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o) The additional financing transactions, other than the transactions relating to the IXIS investment agreement (as described in the Prospectus), shall have been completed (or shall close simultaneously with the transactions contemplated by this

Agreement) and the net proceeds contemplated thereby (in an amount not less than $[        ]) shall have been received (or shall be received simultaneously with the receipt of the net proceeds payable hereunder) by the Company, Lazard Group Finance or the applicable subsidiary of the Company;

(p) The “separation” and “recapitalization” shall have occurred (or shall close simultaneously with the transactions contemplated by this Agreement); and

(q) Each of the Company, Lazard Group and Lazard Group Finance shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Lazard Group and Lazard Group Finance reasonably satisfactory to you as to the accuracy of the representations and warranties of each of the Company, Lazard Group and Lazard Group Finance herein at and as of such Time of Delivery, as to the performance by each of the Company, Lazard Group and Lazard Group Finance of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and each of the Company, Lazard Group and Lazard Group Finance shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as you may reasonably request.

9. (a) The Company and Lazard Group Finance will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Units in each case as QIU, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company and Lazard Group Finance shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company and Lazard Group Finance of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company and Lazard Group Finance), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company and Lazard Group Finance shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

(c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Lazard Group Finance on the one hand and the QIU on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company and Lazard Group Finance shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Lazard Group Finance on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 4 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Lazard Group Finance on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Lazard Group Finance and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company and Lazard Group Finance under this Section 9 shall be in addition to any liability which the Company and Lazard Group Finance may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

10. (a) The Company, Lazard Group and Lazard Group Finance will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will jointly and severally reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Lazard Group shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and Lazard Group by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that it shall have been determined by a court of competent jurisdiction that any such loss, claim, damage or liability of such Underwriter resulted solely from the fact that such Underwriter sold Units to a person to whom there was not sent or given (to the extent required by law), at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) if the Company had previously furnished copies thereof (sufficiently in advance of the Time of Delivery to allow for distribution prior to the confirmation of such sale) to such Underwriter and the loss, claim, damage or liability of such Underwriter resulted from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) and the Company advised the Underwriters at the time the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), was furnished to the Underwriters that the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), contained such corrections.

(b) Each Underwriter will indemnify and hold harmless the Company, Lazard Group and Lazard Group Finance against any losses, claims, damages or liabilities to which the Company, Lazard Group and Lazard Group Finance may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company, Lazard Group and Lazard Group Finance by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company, Lazard Group and Lazard Group Finance for any legal or other expenses reasonably incurred by the Company, Lazard Group and Lazard Group Finance in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Lazard Group and Lazard Group Finance on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Lazard Group and Lazard Group Finance on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Lazard Group and Lazard Group Finance on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the

Units purchased under this Agreement (before deducting expenses) received by the Company and Lazard Group Finance bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Lazard Group or Lazard Group Finance on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Lazard Group, Lazard Group Finance and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of each of the Company, Lazard Group and Lazard Group Finance under this Section 10 shall be in addition to any liability which the Company, Lazard Group or Lazard Group Finance may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, Lazard Group or Lazard Group Finance and to each person, if any, who controls the Company, Lazard Group or Lazard Group Finance within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company and Lazard Group Finance shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company and Lazard Group Finance that you have so arranged for the purchase of such Units, or the Company and Lazard Group Finance notify you that they have so arranged for the purchase of such Units, you, the Company or Lazard Group Finance shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and Lazard Group Finance agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company and Lazard Group Finance as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Units to be purchased at such Time of Delivery, then the Company and Lazard Group Finance shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company and Lazard Group Finance as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Units to be purchased at such Time of Delivery, or if the Company and Lazard Group Finance shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and Lazard Group Finance to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, Lazard Group or Lazard Group Finance, except for the expenses to be borne by the Company, Lazard Group and Lazard Group Finance and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, Lazard Group, Lazard Group Finance and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, Lazard Group or Lazard Group Finance, or any officer or director or controlling person of the Company, Lazard Group or Lazard Group Finance, or any controlling person, and shall survive delivery of and payment for the Units.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company, Lazard Group and Lazard Group Finance shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason any Units are not delivered by or on behalf of the Company and Lazard Group Finance as provided herein, the Company, Lazard Group and Lazard Group Finance will jointly and severally reimburse the

Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company, Lazard Group and Lazard Group Finance shall then be under no further liability to any Underwriter in respect of the Units not so delivered except as provided in Sections 7 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company, Lazard Group, Lazard Group Finance or LAZ-MD Holdings shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any person or entity set forth on Schedule II shall be delivered or sent by mail, telex or facsimile transmission to the address or contact specified on such Schedule II; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Lazard Group, Lazard Group Finance and, to the extent provided herein, the officers and directors of the Company, Lazard Group, Lazard Group Finance and each person who controls the Company, Lazard Group, Lazard Group Finance or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda. Each of the Company, Lazard Group and Lazard Group Finance has appointed                 , New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the

Company, Lazard Group and Lazard Group Finance represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company, Lazard Group or Lazard Group Finance shall be deemed, in every respect, effective service of process upon the Company, Lazard Group or Lazard Group Finance, as applicable.

17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, Lazard Group and Lazard Group Finance will jointly and severally indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company, Lazard Group and Lazard Group Finance and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Each of the Company, Lazard Group and Lazard Group Finance is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Lazard Group and Lazard Group Finance. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Lazard Group or Lazard Group Finance for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Lazard Ltd

By:
Name:
Title:

Lazard LLC

By:
Name:
Title:

Lazard Group Finance LLC

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
Name:
Title:

    On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Lazard Frères & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.

Total

SCHEDULE II

SCHEDULE III

ANNEX I

DESCRIPTION OF COMFORT LETTER

Pursuant to Section 8(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(i) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to Goldman, Sachs & Co., as representative of the Underwriters (the “Representative”);

(ii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon, copies of which have been furnished to the Representative, and on the basis of specified procedures, including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iii) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representative, or any increases in any

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items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(v) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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